Exhibit 4.2

SMITHFIELD FOODS, INC.

AMENDMENT

As of October 26, 2007

To each of the Current Holders

listed in Annex 1 attached hereto

Ladies and Gentlemen:

Smithfield Foods, Inc., a Virginia corporation (together with its respective successors and assigns, the “Company”) agrees with you as follows:

1. PRELIMINARY STATEMENTS.

The Company issued and sold:

(a) one hundred million dollars ($100,000,000) in aggregate principal amount of its seven and eighty-nine one-hundredths percent (7.89%) Series I Senior Secured Notes due October 1, 2009 (as they may be amended, restated or otherwise modified from time to time, the “Series I Notes,”);

(b) fifty million dollars ($50,000,000) in aggregate principal amount of its Variable Rate Series J Senior Secured Notes due October 1, 2009 (as they may be amended, restated or otherwise modified from time to time, the “Series J Notes,”);

(c) fifty million dollars ($50,000,000) in aggregate principal amount of its eight and forty-four one-hundredths percent (8.44%) Series K Senior Secured Notes due October 1, 2009 (as they may be amended, restated or otherwise modified from time to time, the “Series K Notes,”); and

(d) twenty-five million dollars ($25,000,000) in aggregate principal amount of its LIBOR Rate Series L Senior Secured Notes due October 1, 2009 (as they may be amended, restated or otherwise modified from time to time, the “Series L Notes,” and together with the Series I Notes, the Series J Notes and the Series K Notes, collectively, the “Notes”);

pursuant to those separate Second Amended and Restated Note Purchase Agreements each dated as of October 29, 2004 among the Company and the noteholders named in Annex 1 thereto (as amended by that certain Amendment Agreement No. 1 to Second Amended and Restated Note Purchase Agreement, dated as of February 15, 2005 and that certain Amendment Agreement No. 2 to Second Amended and Restated Note Purchase Agreement, dated as of October 1, 2007, 2005, the “Note Purchase Agreements”). The Company represents and warrants to you that the register kept by the Company for the registration and transfer of the Notes indicates that each of the Persons named in Annex 1 hereto (collectively, the “Current Holders”) is currently a holder of the outstanding aggregate principal amount of the Notes as of the date hereof indicated in such Annex. The Company has requested that the Required Holders waive any Default or Event of Default which might otherwise result from the failure of the Company to comply with the terms of Section 6.7 of the Note Purchase Agreements in respect of the fiscal quarters of the Company ending October 28, 2007 and January 27, 2008.

2. DEFINED TERMS.

Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Note Purchase Agreements.

3. WAIVER.

3.1. Noteholder Waiver.

Subject to Section 5, the undersigned Current Holders, which undersigned Current Holders constitute the Required Holders, hereby waive any Default or Event of Default (the “Waiver”) which might otherwise arise under the Note Purchase Agreements in respect of Section 6.7 thereof by virtue of the fact that, on the last day of the fiscal quarters of the Company ending on October 28, 2007 and January 27, 2008, Consolidated Funded Debt, determined as of the end of each such fiscal quarter, exceeds or may exceed four hundred twenty-five percent (425%) of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters of the Company ended on such date; provided, however, that the Waiver shall be void and of no effect if, as of such dates, Consolidated Funded Debt, determined as of the end of each such fiscal quarter, exceeds five hundred fifty percent (550%) of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters of the Company ended on such date.

4. REPRESENTATIONS AND WARRANTIES OF THE ISSUER AND PACKING REALTY PARTNERSHIP.

To induce you to enter into this Waiver Agreement (this “Agreement”) the Company represents and warrants as follows:

4.1. Organization, Power and Authority, etc.

The Company is duly organized and validly existing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Note Purchase Agreements, as modified hereby.

4.2. Legal Validity.

The execution and delivery of this Agreement by the Company and compliance the Company with its obligations hereunder: (a) are within the corporate powers of the Company; and (b) are legal and do not conflict with, result in any breach of, constitute a default under, or result in the creation of any Lien upon any Property of the Company under the provisions of: (i) any charter instrument or bylaw to which the Company is a party or by which the Company or any of its Property may be bound; (ii) any order, judgment, decree or ruling of any court, arbitrator or governmental authority applicable to the Company or its Property; or (iii) any agreement or instrument to which the Company is a party or by which the Company or any of its Property may be bound or any statute or other rule or regulation of any governmental authority applicable to the Company or its Property, except where such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect.

This Agreement has been duly authorized by all necessary action on the part of the Company, has been executed and delivered by a duly authorized officer of the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors’ rights generally and subject to the availability of equitable remedies.

4.3. Full Disclosure.

Neither the financial statements and certificates delivered to the Current Holders pursuant to the Note Purchase Agreements nor this Agreement nor any written statement, financial statement or certificate furnished by the Company to any Current Holder in connection herewith contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact that the Company has not disclosed to the Current Holders in writing that has had or, so far as the Company can reasonably foresee, could reasonably be expected to have a Material Adverse Effect.

4.4. No Defaults.

Other than with respect to Section 6.7 of the Note Purchase Agreements, no Default or Event of Default will exist immediately prior to giving effect to this Agreement and, after giving effect to this Agreement and the Waiver, no Default or Event of Default will exist.

5. EFFECTIVENESS OF THE WAIVERS.

The Waiver contemplated by Section 3 shall become effective as of the date (the “Effective Date”) as the Required Holders shall have indicated their written consent to such waivers by executing and delivering the applicable counterparts of this Agreement, provided that the representations and warranties set forth in Section 4 of this Agreement are true and correct as of such date. For the purposes of Section 8.1(c) of the Note Purchase Agreements, this Agreement shall be considered an instrument furnished in connection with the transactions contemplated by the Note Purchase Agreements.

6. EXPENSES.

Whether or not the conditions in Section 5 shall have been satisfied, the Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Agreement, including, but not limited to, the reasonable fees of your special counsel, Bingham McCutchen LLP, and any fees or expenses of the Security Trustee or its counsel incurred in connection with the preparation, negotiation and delivery of this Agreement and any other documents related thereto. Nothing in this Section 6 shall limit the Company’s obligations pursuant to Section 1.4 of the Note Purchase Agreements.

7. MISCELLANEOUS.

7.1. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of a facsimile of an executed signature page hereto shall be effective as delivery of an original.

7.2. Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE COMMONWEALTH OF VIRGINIA EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH COMMONWEALTH THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH COMMONWEALTH.

[Remainder of page intentionally left blank. Next page is signature page.]

If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart hereof and returning such counterpart to the Company, whereupon this Agreement shall become binding among us in accordance with its terms.

SMITHFIELD FOODS, INC.

By:	/s/ Carey Dubois
Name:	Carey Dubois
Title:	Vice President and Chief Financial Officer

The undersigned hereby ratify and confirm their obligations pursuant to the Joint and Several Guaranty.

THE SMITHFIELD PACKING COMPANY, INCORPORATED
IOWA QUALITY MEATS, LTD.
JOHN MORRELL & CO.
SMITHFIELD BEEF GROUP—SOUDERTON, INC.
NORTH SIDE FOODS CORP.
PACKERLAND HOLDINGS, INC.
SMITHFIELD BEEF GROUP—GREEN BAY, INC.
SMITHFIELD BEEF GROUP—PLAINWELL, INC.
PATRICK CUDAHY INCORPORATED
QTF LIQUIDATION CORP.
SFFC, INC.
SMITHFIELD PURCHASE CORPORATION (successor by merger to Carroll’s Realty, Inc.)
SMITHFIELD BEEF GROUP—TOLLESON, INC.

MURPHY-BROWN LLC
By:	John Morrell & Co., as sole member

MURPHY FARMS LLC
QUARTER M FARMS LLC
CARROLL’S FOODS OF VIRGINIA LLC
CARROLL’S FOODS LLC
CIRCLE FOUR LLC
CENTRAL PLAINS FARMS LLC
BROWN’S OF CAROLINA LLC
By:	Murphy-Brown LLC, as sole member
By:	John Morrell & Co., as sole member

BROWN’S FARMS, LLC
By:	Brown’s of Carolina LLC, as sole member
By:	Murphy-Brown LLC, as sole member
By:	John Morrell & Co., as sole member

CARROLL’S REALTY PARTNERSHIP
By:	Smithfield Purchase Corporation, as general partner

CATTLE PRODUCTION SYSTEMS, INC.
By:	Packerland Holdings, Inc., as sole member

SMITHFIELD-CARROLL’S FARMS
By:	Smithfield Purchase Corporation, as general partner

BROWN’S REALTY PARTNERSHIP
By:	Brown’s Farms, LLC, its partner
By:	Brown’s of Carolina LLC, its sole member and manager
By:	Murphy-Brown LLC, its sole member and manager
By:	John Morrell & Co., as sole member and
By:	Smithfield Purchase Corporation, its partner

By:	/s/ Carey Dubois
Name:	Carey Dubois
Title:	Vice President and Chief Financial Officer

The foregoing Waiver Agreement is hereby accepted as of the date first above written.

Accepted:

JOHN HANCOCK LIFE INSURANCE COMPANY

By:	/s/ Todd Southerland
Name:	Todd Southerland
Title:	Director

SIGNATURE 4 LIMITED
By:	John Hancock Life Insurance Company, Portfolio Advisor

By:	/s/ Todd Southerland
Name:	Todd Southerland
Title:	Director

SIGNATURE 7 L.P.
By:	John Hancock Life Insurance Company, Portfolio Advisor

By:	/s/ Todd Southerland
Name:	Todd Southerland
Title:	Director

SIGNATURE 6 LIMITED
By:	John Hancock Life Insurance Company, as Portfolio Advisor

By:	/s/ Amy L. Schnerberger
Name:	Amy L. Schnerberger
Title:	Vice President

JPMORGAN CHASE BANK,
as Directed Trustee for the SBC Master Pension Trust, f/k/a the AT&T Long-Term Investment Trust

By:	/s/ Amy L. Schnerberger
Name:	Amy L. Schnerberger
Title:	Vice President

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By:	/s/ Todd Southerland
Name:	Todd Southerland
Title:	Director

MANULIFE INSURANCE COMPANY f/k/a INVESTORS PARTNER LIFE INSURANCE COMPANY

By:	/s/ Todd Southerland
Name:	Todd Southerland
Title:	Director

CAPE FEAR FARM CREDIT, ACA

By:	/s/ Randy T. Pope
Name:	Randy T. Pope
Title:	Vice President

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY AMERICAN GENERAL LIFE INSURANCE COMPANY
By:	AIG Global Investment Corp., Investment Adviser

By:
Name:
Title:

ANNEX 1

CURRENT HOLDERS AND PRINCIPAL AMOUNTS

As of November 30, 2007

Name of Current Holder	Aggregate Principal Amount of Series I Notes Held	Aggregate Principal Amount of Series J Notes Held	Aggregate Principal Amount of Series K Notes Held	Aggregate Principal Amount of Series L Notes Held
John Hancock Life Insurance Company	$-0-	$-0-	$12,950,000	$-0-
John Hancock Life Insurance Company (Private Placement Separate Account 1Z)	$-0-	$-0-	$700,000	$-0-
Signature 4 Limited	$-0-	$-0-	$7,000,000	$-0-
Signature 7 L.P.	$-0-	$-0-	$-0-	$-0-
Signature 6 Limited	$-0-	$-0-	$1,400,000	$-0-
JPMorgan Chase Bank, as Directed Trustee for the AT&T Long-Term Investment Trust	$-0-	$-0-	$1,400,000	$-0-
John Hancock Variable Life Insurance Company	$-0-	$-0-	$700,000	$-0-
Manulife Insurance Company f/k/a Investors Partner Life Insurance Company	$-0-	$-0-	$350,000	$-0-
Cape Fear Farm Credit, ACA	$20,000,000	$-0-	$-0-	$-0-
The Variable Annuity Life Insurance Company	$-0-	$-0-	$7,000,000	$-0-
American General Life Insurance Company	$-0-	$-0-	$3,500,000	$-0-
Total:	$20,000,000	$0	$35,000,000	$0